Exhibit 99.1

INVESTOR CONTACT:	FOR IMMEDIATE RELEASE

Christopher W. Wolf
Executive Vice President and Chief Financial Officer
(727) 579-5218

Joanne Freiberger
Vice President, Finance
(727) 579-5116

MEDIA CONTACT:
Susan Gear
Executive Director, Marketing
(727) 579-5452

CATALINA MARKETING ANNOUNCES RESTATED
FINANCIAL RESULTS

INVESTORS: ALL FINANCIAL AND STATISTICAL INFORMATION CONTAINED HEREIN IS UNAUDITED. THE COMPANY HAS INCLUDED THE ESTIMATED IMPACT OF ITS CURRENT RESTATEMENT ANALYSIS IN THIS RELEASE. CATALINA CAN GIVE NO ASSURANCE THAT THE AGGREGATE ADJUSTMENTS TO THE FINANCIAL INFORMATION CONTAINED HEREIN ARE FINAL OR THAT ALL ADJUSTMENTS NECESSARY TO PRESENT ITS FINANCIAL STATEMENTS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS (GAAP) HAVE BEEN IDENTIFIED.

INVESTORS ARE URGED TO REVIEW THE FULL AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2003, 2002 AND 2001, AND THE NOTES THERETO, WHICH ARE TO BE FILED AS PART OF THE COMPANY’S REPORT ON FORM 10-K COVERING SUCH YEARS, EXPECTED TO BE FILED ON OR ABOUT MAY 17, 2004. IN ANY CASE, THE COMPANY’S PREVIOUSLY FILED FINANCIAL STATEMENTS SHOULD NOT BE RELIED UPON.

ST. PETERSBURG, Fla., May 3, 2004 — Catalina Marketing Corporation (NYSE: POS) today announced the financial results it expects to report for fiscal year 2003, and the restated financial results for fiscal years 2002 and 2001.

     The Company expects to report consolidated revenues for the three years ended March 31, 2003, 2002 and 2001 of $470.7 million, $442.7 million and $413.1 million, respectively. The Company expects to report consolidated net income of $56.4 million, $59.2 million and $47.5 million, for fiscal years 2003, 2002 and 2001, respectively. Consolidated earnings per share (EPS) for fiscal years 2003, 2002 and 2001 are expected to be reported as $1.03, $1.04 and $0.82, respectively. The financial results for fiscal 2003 had previously been reported in a press release dated May 8, 2003, and the financial results for fiscal 2002 and 2001 had previously been reported in audited financial statements as part of the Company’s filings on Form 10-K for those years. The consolidated revenues announced today reflect adjustments to the previously reported amounts and are related primarily to the timing of revenue recognition. The Company anticipates that aggregate revenues will remain substantially unchanged as they are realized over the life of customer contracts; however, the timing of the revenue recognition on certain customer contracts will change, and some amount of such revenue is expected to be included in results for the year ended March 31, 2004 or future periods.

     The Company is preparing its report on Form 10-K, which will include audited financial statements for fiscal year 2003, and restated audited financial statements for fiscal years 2002 and 2001. The report on Form 10-K is expected to be filed on or about May 17, 2004. Catalina will host a conference call following the filing of its report on Form 10-K to discuss the financial results for fiscal years 2003, 2002 and 2001.

Anticipated Restatement Adjustments

     The following tables reflect the anticipated restatement adjustments for 2003, 2002 and 2001 on revenues, net income and EPS. Catalina can give no assurance that the aggregate adjustments to the financial information contained herein are final or that all adjustments necessary to present its financial statements in accordance with GAAP have been identified.

Anticipated Adjustments to 2003, 2002 and 2001 Financial Results

	Fiscal Year ended,
	March 31 (UNAUDITED)
($ in 000's, except EPS)	As Reported	Adjustments	As Restated
Fiscal 2003
Revenue	$474,352	$(3,643)	$470,709
Net Income	$43,376	$13,030	$56,406
Earnings per Share*	$0.79	$0.24	$1.03
Fiscal 2002
Revenue	$446,668	$(3,966)	$442,702
Net Income	$61,880	$(2,667)	$59,213
Earnings per Share*	$1.08	$(0.04)	$1.04
Fiscal 2001
Revenue	$417,881	$(4,778)	$413,103
Net Income	$58,135	$(10,599)	$47,536
Earnings per Share*	$1.00	$(0.18)	$0.82

*Earnings per Share are fully diluted

     Nature of Anticipated Financial Restatements

The anticipated financial results and restated financial results are based on an extensive review directed by the Audit Committee of Catalina’s Board of Directors and management of the Company. The Audit Committee and the Company’s management have conducted a review of the financial results for the fiscal years of 2003, 2002 and 2001, and as indicated in the table above, the restated financial results include adjustments to both revenue and net income. Adjustments to revenue relate primarily to the timing of revenue recognition. The Company anticipates that aggregate revenues will remain substantially unchanged as they are realized over the life of customer contracts; however, the timing of the revenue recognition on certain customer contracts will change, and some amount of such revenue is expected to be included in results for the year ended March 31, 2004 or future periods. Catalina has also identified other accounting adjustments requiring restatement that impact various areas of the Company’s financial statements such as adjustments related to the timing of the impairment of assets and timing of expense recognition. These other adjustments are captured in the anticipated restated financial results set forth above and will be detailed further in the Company’s report on Form 10-K. Additionally, certain adjustments, primarily related to impairment of assets, will be recorded for periods prior to fiscal 2001 and will be detailed further in the forthcoming Form 10-K. Catalina can give no assurance that the aggregate adjustments to the financial information contained herein are final or that all adjustments necessary to present its financial statements in accordance with GAAP have been identified. All financial results should be reviewed in the context of the full audited financial statements, and notes thereto, and the other information to be included in the Company’s report on Form 10-K which is expected to be filed on or about May 17, 2004.

Investigation Update

On March 9, 2004, the Company announced that it was informed that the Securities and Exchange Commission (SEC) had issued a formal order in connection with its investigation of certain aspects of the Company’s financial accounting policies. Catalina is cooperating with the agency and will continue to do so in order to bring the inquiry to a conclusion as promptly as possible. The Company has alerted the SEC that it intends to restate financial information for the relevant periods.

No Impact Expected on Credit Facility

The Company expects that the restatements will not have an impact on its credit facilities and that it will remain in compliance with all related financial covenants.

Based in St. Petersburg, FL., Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct to patient information. Personally identifiable data that may be collected from the Company’s targeted marketing programs, as well as its research programs, are never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods manufacturers for the issuance of certain product coupons, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the Company’s customers, the pace of installation of the Company’s store network, the success of new services and businesses and the pace of their implementation, the Company’s ability to maintain favorable client relationships, the timing of completion of the Company’s audits, the timing of the completion of the Company’s future SEC filings, the nature and extent of any changes to the Company’s audits and re-audits, the outcome and impact of the ongoing SEC investigation, the outcome of the resolution of the other reportable events disclosed in the Company’s Form 8-K dated August 20, 2003, and the outcome and impact of the pending shareholder class action.

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